UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2005

INFINITY, INC.

(Exact name of registrant as specified in its charter)

COLORADO (State or other jurisdiction of incorporation or organization)	0-17204 (Commission File Number)	84-1070066 (I.R.S. Employer Identification Number)

1401 W. Main Street, Suite C Chanute, Kansas (Address of principal executive offices)	66720 (Zip Code)

Registrant’s telephone number, including area code: (620) 431-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02.	Termination of a Material Agreement	1
Item 8.01.	Other Events	1
Signature

Item 1.02. Termination of a Material Agreement.

     On January 7, 2005, Infinity, Inc. (“Infinity”) received from Schlumberger Technology Corporation (“Schlumberger”) a thirty day notice of termination of the Joint Value Enhancement Agreement, dated December 3, 2003 (the “JVEA”), by and among Infinity, Schlumberger and Red Oak Capital Management, LP (“Red Oak”). On January 13, 2005, Infinity and Red Oak delivered to Schlumberger a notice accepting termination of the JVEA and waiving the thirty day notice.

Item 8.01. Other Events.

     On January 13, 2005, Infinity called for redemption $2,493,000 aggregate principal amount of its 8% Subordinated Convertible Notes due 2006 in accordance with the provisions of the indenture governing the notes. The redemption will occur on February 28, 2005 at a price equal to 103.2% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2005

Infinity, Inc.
By:	/s/ JAMES A. TUELL
James A. Tuell
Senior Vice President

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